EXHIBIT 99.1

First Security Group, Inc. Reports Second Quarter 2007 Earnings Per Share of $0.17

CHATTANOOGA, Tenn., July 24, 2007 (PRIME NEWSWIRE) -- First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and east Tennessee and north Georgia, today reported second quarter 2007 net income of $2.9 million, up 2.6 percent from the $2.8 million reported for the second quarter of 2006. Earnings per diluted share were $0.17 compared with $0.16 reported in the 2006 second quarter, an increase of 6.3 percent. Compared with the first quarter of 2007, net income and diluted earnings per share increased 1.9 percent and 6.3 percent, respectively.

For the first six months of 2007, First Security reported net income of $5.7 million, an increase of 8.2 percent from the $5.3 million reported in the prior-year period. Diluted earnings per share were $0.33, an increase of 10.0 percent above the first six months of 2006.

Highlights of the second quarter include:

 -- Year over year, loans grew $109.0 million, or 13.6 percent, to
    $909.2 million, led by construction and land development (C&D)
    lending, which accounted for over sixty percent of the $109.0 million growth. Second quarter loans grew $45.2 million, or 5.2 percent (20.9 percent annualized), from the first quarter of this year; growth was led by C&D loans, commercial and residential real estate loans, as well as commercial and industrial loans. At quarter end, C&D loans account for 22.8 percent of First
    Security's highly diversified loan portfolio.

 -- First Security's asset quality continues to improve. Nonperforming assets plus delinquencies decreased for a second consecutive quarter, totaling $6.3 million, or 0.54 percent of total assets at period end. Net charge-offs decreased for a third consecutive quarter; for the second quarter of 2007, they were $201,000, or an annualized 0.09 percent of average loans.

 -- Net interest margin improved five basis points from the linked quarter to 4.91 percent, contributing to a 3.1 percent growth
    (12.5 percent annualized) in net interest income.  The improvement in net interest margin was caused by growth in noninterest-bearing demand deposits of 4.9 percent (19.6 percent annualized) and improving the mix of earning assets by selling investment
    securities yielding less than 4.5 percent and funding loans yielding more than 8.5 percent.

 -- Operating expense was $10.2 million this quarter, an increase of
    $137,000, or 1.4 percent, compared to the year-ago quarter;
    expenses remained flat compared with the linked quarter even though First Security opened two new bank branches this quarter.
    For the second quarter, the core efficiency ratio improved to
    64.95 percent from the linked quarter at 66.09 percent due to revenue growth.

 -- In the final week of June, First Security completed a series of cash flow swaps with a total notional value of $150 million which should reduce interest rate risk, volatility of earnings and the asset sensitivity of the bank.

Rodger B. Holley, Chairman and CEO of First Security Group, Inc., commented, "Our operating environment is not getting any easier, so it is a credit to our people and a reflection of our stable markets that we continue to grow our loan portfolio with quality loans, as evidenced by the lower level of nonperforming assets this quarter. Our net interest margin has been strengthening for the past two quarters, and the swap we just entered into should help to protect our spread regardless of the direction of interest rates. We continue to hold the line on operating expenses, which have not changed materially over the past five quarters, yet we continue to open branches and enhance our franchise base. Most importantly, our earnings per share continue to grow; for the first six months of this year, we are 10 percent ahead of 2006."

Total revenue, comprised of net interest income and non-interest income, was $14.9 million for the second quarter of 2007, an increase of 0.4 percent over the $14.8 million reported for the second quarter of 2006. Net interest income was $12.2 million, a 0.6 percent increase over the year-ago period. Results reflect a 7.4 percent increase in average earning assets, to $1.0 billion, offset by a 36 basis point decline in the net interest margin to 4.91 percent. On a linked-quarter basis, net interest income rose 3.1 percent, reflecting a five basis point improvement in the net interest margin, primarily due to our increase in noninterest-bearing demand deposits and our changing mix of earning assets. First Security entered into a series of swap agreements at the end of June for a notional amount of $150 million, exchanging future cash flows on variable Prime rate assets for fixed rate cash flows, which will help to reduce the asset-sensitivity of the bank.

First Security's non-interest income stream continues to be a significant contributor to earnings, accounting for 17.8 percent of total revenue for the quarter. Non-interest income for the second quarter of 2007 was $2.7 million, unchanged from the prior-year second quarter, and a decline of $283,000, or 9.6 percent, from the first quarter of 2007. Excluding the $139,000 gain on trading assets during the first quarter of 2007, and a $168,000 loss on trading assets during the second quarter of 2007, non-interest income increased $24,000, or 0.9 percent, from the linked quarter. In the second quarter, First Security sold its trading assets and used the proceeds to pay down its Federal Home Loan Bank borrowings, which are among its most expensive funding sources.

Operating expenses remain well controlled, with non-interest expense for the second quarter increasing a nominal $137,000, or 1.4 percent, to $10.2 million, compared with $10.1 million reported for the second quarter of 2006. Salaries and benefits increased $315,000, or 5.7 percent, year over year, reflecting the addition of 20 full time equivalent employees over the past twelve months to 375, of which six were added during the second quarter of 2007. On a linked-quarter basis, operating expenses remained essentially flat, increasing a mere $15,000. Mr. Holley commented, "We were able to contain our overhead expenses and at the same time we opened two new bank branches this quarter -- one on Mouse Creek Road in Cleveland, Tennessee and the second near the new Wal-Mart in Algood, Tennessee."

As a result of exceptional expense control, the second quarter 2007 core efficiency ratio was virtually unchanged from the year-ago quarter, at 64.95 percent and 64.45 percent, respectively. In the first quarter of this year the core efficiency ratio was 66.09 percent; the second quarter 2007 ratio improved by 114 basis points based on higher revenues. For the six-months of each year, the efficiency ratio was 65.51 percent in 2007 and 65.25 percent in 2006.

First Security's asset quality continues to improve. Second quarter net charge-offs declined to $201,000, or an annualized 0.09 percent of average loans, compared with $468,000 and an annualized 0.24 percent of loans reported for the year-ago quarter. Non-performing assets plus delinquencies were $6.3 million, or 0.54 percent of total assets at June 30, 2007, compared with $7.9 million, or 0.69 percent of total assets at March 31, 2007, and $5.7 million, or 0.52 percent of total assets for the year-ago period. Loan loss reserves were 1.14 percent of total loans at June 30, 2007.

Total assets were $1.2 billion at June 30, 2007, an increase of $68.6 million, or 6.3 percent, above year-earlier levels. Year over year, loans grew $109.0 million, or 13.6 percent, to $909.2 million at June 30, 2007. Second quarter loan growth of 5.2 percent (20.9 percent annualized) exceeded the running twelve-month growth rate of 13.6 percent. C&D loans continue to be the primary source of growth, up 50.7 percent over the year-ago quarter; this sector now accounts for 22.8 percent of the overall loan portfolio, and 64.1 percent of the trailing 12 month loan growth. Second quarter C&D loans grew $20.7 million, or 11.1 percent (44.3 percent annualized). First Security's loan portfolio still remains highly diversified. Commercial real estate and residential real estate loans grew 5.5 percent (22.2 percent annualized) and 5.0 percent (19.8 percent annualized), respectively, from the linked quarter; the two categories account for 21.0 percent and 28.1 percent, respectively of total loans. Commercial and industrial loans contribute 14.5 percent to the total loan mix, up 5.7 percent (22.7 percent annualized) from March 31, 2007. Mr. Holley added, "Our loan portfolio remains well diversified with strong second quarter loan growth balanced among the sectors we serve."

At the end of the second quarter, total deposits were $925.6 million, up $18.3 million, or 2.0 percent, over the past twelve months; excluding brokered deposits, First Security's in-market deposits increased $46.6 million, or 5.7 percent. Comparing the second quarter to the linked first quarter, First Security's in-market deposits increased $20.2 million, or 2.4 percent (9.5 percent annualized); First Security allowed its brokered deposits to decrease by $28.3 million, or 32.7 percent, from the year-ago quarter, and by $20.9 million, or 26.3 percent, from the linked quarter.

Core deposits (demand, savings, money market and retail time deposits) were $645.8 million at period-end, a 1.3 percent increase over the $637.2 million reported for the prior-year second quarter, and a 1.8 percent (7.1 percent annualized) increase from the first quarter of 2007. As of June 30, 2007, core deposits comprised 69.8 percent of total deposits, down modestly from 70.2 percent for the year-ago quarter. Compared with the prior-year period, second quarter 2007 core deposit growth was primarily due to a higher level of retail CDs. Compared with the linked quarter, second quarter 2007 core deposit growth reflects an increase of $8.2 million, or 4.9 percent (annualized 19.6 percent), in noninterest-bearing demand deposits and an increase of $4.3 million, or 1.6 percent (6.5 percent annualized), in retail CDs.

Shareholders' equity at June 30, 2007 was $144.9 million, a twelve-month increase of $7.1 million, or 5.2 percent. This increase is net of First Security doubling its cash dividends paid for the 2007 six month period compared to the 2006 period and repurchasing approximately $3.1 million of common stock over the past year. First Security's tangible leverage ratio remained strong at quarter-end at 10.1 percent, and virtually unchanged from its year-ago level. At quarter-end, First Security had 17,498,000 shares of common stock outstanding, reflecting the repurchase of 180,000 shares of common stock in the second quarter.

Mr. Holley concluded, "We continue to be positive about our prospects for the remainder of the year. We see continued strength in our business climate, and are optimistic about our ability to capture an increasing share of lending opportunities. Our performance metrics are all trending in a positive direction, and we will endeavor to keep our bank on its present course, which has served us well thus far."

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on Tuesday, July 24 at 3:00 PM Eastern Time to discuss second quarter results. The web cast can be accessed live on the Company's website, www.FSGBank.com, on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on the Company's website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee with $1.2 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 40 full-service banking offices along the interstate corridors of middle and east Tennessee and north Georgia. In Dalton, Georgia, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates six branches under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

The First Security Group, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1833

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 First Security Group, Inc.
  and Subsidiary
 Consolidated Balance Sheets     June 30,   December 31,   June 30,
 (in thousands, except share       2007        2006          2006
  data)                         (unaudited)               (unaudited)
 --------------------------------------------------------------------

 ASSETS

 Cash & Due from Banks         $    26,836  $    26,512  $    36,658
 Federal Funds Sold and
  Securities Purchased
  under Agreements to Resell            --        1,600           --
                               -----------  -----------  -----------
 Cash and Cash Equivalents          26,836       28,112       36,658
                               -----------  -----------  -----------
 Interest-Bearing Deposits in
  Bank                               2,205          481        3,846
                               -----------  -----------  -----------
 Securities Available-for-Sale     122,106      153,759      155,355
                               -----------  -----------  -----------
 Loans Held for Sale                10,971        7,524        8,912
 Loans                             898,206      840,069      791,301
                               -----------  -----------  -----------
 Total Loans                       909,177      847,593      800,213
 Less:  Allowance for Loan
  Losses                            10,363        9,970       10,205
                               -----------  -----------  -----------
                                   898,814      837,623      790,008
                               -----------  -----------  -----------
 Premises and Equipment, net        35,966       35,835       32,645
                               -----------  -----------  -----------
 Goodwill                           27,156       27,156       26,965
                               -----------  -----------  -----------
 Intangible Assets                   3,666        4,185        4,764
                               -----------  -----------  -----------
 Other Assets                       41,170       42,652       39,091
                               -----------  -----------  -----------
 TOTAL ASSETS                  $ 1,157,919  $ 1,129,803  $ 1,089,332
                               ===========  ===========  ===========

 LIABILITIES

 Deposits
  Noninterest-Bearing Demand   $   174,650  $   168,654  $   178,132
  Interest-Bearing Demand           69,234       66,787       70,070
                               -----------  -----------  -----------
                                   243,884      235,441      248,202
                               -----------  -----------  -----------

 Savings and Money Market
  Accounts                         134,106      135,784      144,721
                               -----------  -----------  -----------
 Time Deposits:
 Certificates of Deposit of
  $100 thousand or more            221,495      205,428      183,443
 Certificates of Deposit of
  less than $100 thousand          267,772      258,456      244,309
 Brokered Certificates of
  Deposit                           58,371       86,892       86,680
                               -----------  -----------  -----------
                                   547,638      550,776      514,432
                               -----------  -----------  -----------
 Total Deposits                    925,628      922,001      907,355
 Federal Funds Purchased and
  Securities Sold under
  Agreements to Repurchase          27,452       20,851       21,856
 Security Deposits                   3,494        3,920        4,651
 Other Borrowings                   42,445       24,838        8,144
 Other Liabilities                  14,006       13,405        9,535
                               -----------  -----------  -----------
 Total Liabilities               1,013,025      985,015      951,541
                               -----------  -----------  -----------
 STOCKHOLDERS' EQUITY
  Common stock - $.01 par
   value 50,000,000 shares
   authorized as of June 30,
   2007, December 31, 2006
   and June 30, 2006;
   17,498,482 issued as of
   June 30, 2007; 17,762,278
   issued as of December 31,
   2006; 17,558,983 issued as
   of June 30, 2006                    121          123          122
  Paid-In Surplus                  121,610      124,293      121,966
  Unallocated ESOP Shares           (4,701)      (5,094)      (3,077)
  Retained Earnings                 29,849       26,337       21,802
  Accumulated Other
   Comprehensive Loss               (1,985)        (871)      (3,022)
                               -----------  -----------  -----------
 Total Stockholders' Equity        144,894      144,788      137,791
                               -----------  -----------  -----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY         $ 1,157,919  $ 1,129,803  $ 1,089,332
                               ===========  ===========  ===========

 First Security Group, Inc. and Subsidiary
 Consolidated Statements of Income
 (unaudited)                  Three Months Ended   Six Months Ended
 (in thousands, except per         June 30,            June 30,
 share amounts)                 2007      2006      2007      2006
 -------------------------------------------------------------------

 INTEREST INCOME
 Loans, including fees        $ 19,093  $ 16,772  $ 37,465  $ 32,391
 Debt securities - taxable       1,020     1,313     2,033     2,590
 Debt securities - non-
  taxable                          405       388       815       769
 Trading assets                     58        --       342        --
 Other                              34        67        58       212
                              --------  --------  --------  --------
 Total Interest Income          20,610    18,540    40,713    35,962
                              --------  --------  --------  --------

 INTEREST EXPENSE
 Interest Bearing Demand
  Deposits                         132       163       257       322
 Savings Deposits and Money
  Market Accounts                  778       708     1,549     1,352
 Certificates of Deposit of
  $100 thousand or more          2,752     1,944     5,381     3,594
 Certificates of Deposit of
  less than $100 thousand        3,254     2,435     6,406     4,636
 Brokered Certificates of
  Deposit                          853       907     1,835     1,754
 Other                             605       214     1,185       370
                              --------  --------  --------  --------
 Total Interest Expense          8,374     6,371    16,613    12,028
                              --------  --------  --------  --------

 NET INTEREST INCOME            12,236    12,169    24,100    23,934
 Provision for Loan Losses         416       600       833     1,143
                              --------  --------  --------  --------
 NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES     11,820    11,569    23,267    22,791
                              --------  --------  --------  --------

 NONINTEREST INCOME
 Service Charges on Deposit
  Accounts                       1,301     1,212     2,441     2,365
 Loss on Trading Assets, net      (168)       --       (29)       --
 Other                           1,521     1,454     3,179     2,737
                              --------  --------  --------  --------
 Total Noninterest Income        2,654     2,666     5,591     5,102
                              --------  --------  --------  --------

 NONINTEREST EXPENSE
 Salaries and Employee
  Benefits                       5,823     5,508    11,645    11,115
 Expense on Premises and
  Fixed Assets, net of
  rental income                  1,699     1,726     3,326     3,390
 Other                           2,691     2,842     5,440     5,610
                              --------  --------  --------  --------
 Total Noninterest Expense      10,213    10,076    20,411    20,115
                              --------  --------  --------  --------

 INCOME BEFORE INCOME TAX
  PROVISION                      4,261     4,159     8,447     7,778
 Income Tax Provision            1,373     1,343     2,724     2,488
                              --------  --------  --------  --------
 NET INCOME                   $  2,888  $  2,816  $  5,723  $  5,290
                              ========  ========  ========  ========

 NET INCOME PER SHARE:
 Net Income Per Share
  - basic                     $   0.17  $   0.16  $   0.33  $   0.30
 Net Income Per Share
  - diluted                   $   0.17  $   0.16  $   0.33  $   0.30

            First Security Group, Inc. and Subsidiary
               Consolidated Financial Highlights
                          (unaudited)

                      (in thousands, except per share amounts and
                            full-time equivalent employees)

                   2nd        1st        4th        3rd        2nd
                 Quarter    Quarter    Quarter    Quarter    Quarter
                  2007       2007       2006       2006       2006
               ---------- ---------- ---------- ---------- ----------

 Earnings:
 Net interest
  income       $   12,236 $   11,864 $   11,892 $   12,156 $   12,169
 Provision for
  loan losses  $      416 $      417 $      441 $      600 $      600
 Non-interest
  income       $    2,654 $    2,937 $    2,739 $    2,776 $    2,666
 Non-interest
  expense      $   10,213 $   10,198 $    9,871 $   10,031 $   10,076
 Net income    $    2,888 $    2,835 $    2,916 $    2,906 $    2,816

 Earnings -
  Normalized
 Non-interest
  operating
  income (a)   $    2,654 $    2,937 $    2,739 $    2,776 $    2,666
 Non-interest
  operating
  expense (a)  $   10,213 $   10,198 $    9,807 $   10,031 $   10,076
 Net operating
  income, net
  of tax (a)   $    2,888 $    2,835 $    2,960 $    2,906 $    2,816

 Per Share Data:
 Net income,
  basic        $     0.17 $     0.16 $     0.17 $     0.17 $     0.16
 Net income,
  diluted      $     0.17 $     0.16 $     0.17 $     0.16 $     0.16
 Cash dividends
  declared     $     0.05 $     0.05 $     0.05 $     0.03 $     0.03
 Book value    $     8.28 $     8.28 $     8.15 $     7.98 $     7.85
 Tangible book
  value        $     6.52 $     6.52 $     6.39 $     6.20 $     6.04

 Per Share Data
  - Normalized:
 Net operating
  income,
  basic (a)    $     0.17 $     0.16 $     0.17 $     0.17 $     0.16
 Net operating
  income,
  diluted (a)  $     0.17 $     0.16 $     0.17 $     0.16 $     0.16

 Performance
  Ratios:
 Return on
  average assets     1.01%      1.00%      1.04%      1.06%      1.06%
 Return on
  average equity     7.89%      7.78%      8.15%      8.31%      8.09%
 Return on
  average
  tangible
  assets             1.04%      1.02%      1.07%      1.09%      1.09%
 Return on
  average
  tangible
  equity            10.01%      9.90%     10.44%     10.74%     10.49%
 Net interest
  margin,
  taxable
  equivalent         4.91%      4.86%      4.84%      5.05%      5.27%
 Efficiency
  ratio             68.59%     68.90%     67.47%     67.18%     67.92%
 Non-interest
  income to net
  interest
  income and
  non-interest
  income            17.82%     19.84%     18.72%     18.59%     17.97%

 Performance
  Ratios -
  Normalized:
 Operating
  return on
  average
  assets (a)         1.01%      1.00%      1.06%      1.06%      1.06%
 Operating
  return on
  average
  equity (a)         7.89%      7.78%      8.27%      8.31%      8.09%
 Operating
  return on
  average
  tangible
  assets (a)         1.04%      1.02%      1.09%      1.09%      1.09%
 Operating
  return on
  average
  tangible
  equity (a)        10.01%      9.90%     10.60%     10.74%     10.49%
 Core efficiency
  ratio (b)         64.95%     66.09%     62.46%     63.84%     64.45%

 Capital &
  Liquidity:
 Total equity
  to total
  assets            12.51%     12.76%     12.82%     12.75%     12.65%
 Tangible equity
  to tangible
  assets            10.12%     10.33%     10.33%     10.19%     10.03%
 Total loans to
  total deposits    98.22%     93.27%     91.93%     90.39%     88.19%

 Asset Quality:
 Net charge-
  offs         $      201 $      211 $      303 $      914 $      468
 Net loans
  charged-off
  to average
  loans,
  annualized         0.09%      0.10%      0.15%      0.45%      0.24%
 Non-accrual
  loans        $      938 $    1,755 $    2,653 $      679 $      696
 Other real
  estate owned $    2,014 $    2,796 $    1,982 $    2,298 $    1,986
 Repossessed
  assets       $    1,707 $    1,734 $    2,231 $    1,556 $      995
 Non-performing
  assets (NPA) $    4,659 $    6,285 $    6,866 $    4,533 $    3,677
 NPA to total
  assets             0.40%      0.55%      0.61%      0.41%      0.34%
 Loans 90 days
  past due     $    1,639 $    1,640 $    1,325 $    1,593 $    2,011
 NPA + loans 90
  days past due
  to total
  assets             0.54%      0.69%      0.72%      0.55%      0.52%
 Allowance for
  loan losses
  to total loans     1.14%      1.18%      1.18%      1.19%      1.28%
 Allowance for
  loan losses
  to NPA           222.43%    161.56%    145.21%    217.56%    277.54%

 Period End
  Balances:
 Loans         $  909,177 $  863,940 $  847,593 $  825,745 $  800,213
 Intangible
  assets       $   30,822 $   31,077 $   31,341 $   31,597 $   31,729
 Assets        $1,157,919 $1,147,529 $1,129,803 $1,110,065 $1,089,332
 Deposits      $  925,628 $  926,313 $  922,001 $  913,585 $  907,355
 Stockholders'
  equity       $  144,894 $  146,399 $  144,788 $  141,544 $  137,791
 Common stock
  market
  capitali-
  zation       $  188,978 $  201,176 $  204,796 $  204,434 $  203,684
 Full-time
  equivalent
  employees           375        369        369        360        355
 Shares
  outstanding      17,498     17,678     17,762     17,746     17,559

 Average
  Balances:
 Loans         $  884,383 $  855,569 $  834,494 $  812,611 $  785,397
 Intangible
  assets       $   30,958 $   31,220 $   31,482 $   31,635 $   31,897
 Earning
  assets       $1,018,666 $1,010,315 $  996,189 $  973,950 $  948,049
 Assets        $1,141,946 $1,137,915 $1,120,233 $1,094,474 $1,066,523
 Deposits      $  917,215 $  920,718  $ 907,284 $  897,739 $  883,351
 Stockholders'
  equity       $  146,412 $  145,778  $ 143,161 $  139,872 $  139,315
 Shares
  outstanding,
  basic - wtd      17,117     17,241     17,216     17,218     17,342
 Shares
  outstanding,
  diluted - wtd    17,482     17,641     17,600     17,629     17,759

                                                YTD          YTD
                                              June 30,     June 30,
                                                2007         2006
                                             ----------   ----------
 Earnings:
 Net interest income                         $   24,100   $   23,934
 Provision for loan losses                   $      833   $    1,143
 Non-interest income                         $    5,591   $    5,102
 Non-interest expense                        $   20,411   $   20,115
 Net income                                  $    5,723   $    5,290

 Earnings - Normalized
 Non-interest operating income (a)           $    5,591   $    5,102
 Non-interest operating expense (a)          $   20,411   $   20,115
 Net operating income, net of tax (a)        $    5,723   $    5,290

 Per Share Data:
 Net income, basic                           $     0.33   $     0.30
 Net income, diluted                         $     0.33   $     0.30
 Cash dividends declared                     $     0.10   $     0.05
 Book value                                  $     8.28   $     7.85
 Tangible book value                         $     6.52   $     6.04

 Per Share Data - Normalized:
 Net operating income, basic (a)             $     0.33   $     0.30
 Net operating income, diluted (a)           $     0.33   $     0.30

 Performance Ratios:
 Return on average assets                          1.00%        1.00%
 Return on average equity                          7.84%        7.60%
 Return on average tangible assets                 1.03%        1.03%
 Return on average tangible equity                 9.96%        9.85%
 Net interest margin, taxable equivalent           4.89%        5.27%
 Efficiency ratio                                 68.74%       69.28%
 Non-interest income to net interest income
  and non-interest income                         18.83%       17.57%

 Performance Ratios - Normalized:
 Operating return on average assets (a)            1.00%        1.00%
 Operating return on average equity (a)            7.84%        7.60%
 Operating return on average tangible
  assets (a)                                       1.03%        1.03%
 Operating return on average tangible
  equity (a)                                       9.96%        9.85%
 Core efficiency ratio (b)                        65.51%       65.25%

 Capital & Liquidity:
 Total equity to total assets                     12.51%       12.65%
 Tangible equity to tangible assets               10.12%       10.03%
 Total loans to total deposits                    98.22%       88.19%

 Asset Quality:
 Net charge-offs                             $      412   $      999
 Net loans charged-off to average loans,
  annualized                                       0.09%        0.26%
 Non-accrual loans                           $      938   $      696
 Other real estate owned                     $    2,014   $    1,986
 Repossessed assets                          $    1,707   $      995
 Non-performing assets (NPA)                 $    4,659   $    3,677
 NPA to total assets                               0.40%        0.34%
 Loans 90 days past due                      $    1,639   $    2,011
 NPA + loans 90 days past due to total
  assets                                           0.54%        0.52%
 Allowance for loan losses to total loans          1.14%        1.28%
 Allowance for loan losses to NPA                222.43%      277.54%

 Period End Balances:
 Loans                                       $  909,177   $  800,213
 Intangible assets                           $   30,822   $   31,729
 Assets                                      $1,157,919   $1,089,332
 Deposits                                    $  925,628   $  907,355
 Stockholders' equity                        $  144,894   $  137,791
 Common stock market capitalization          $  188,978   $  203,684
 Full-time equivalent employees                     375          355
 Shares outstanding                              17,498       17,559

 Average Balances:
 Loans                                       $  869,984   $  769,721
 Intangible assets                           $   31,088   $   31,841
 Earning assets                              $1,014,445   $  936,456
 Assets                                      $1,139,874   $1,054,960
 Deposits                                    $  918,965   $  871,978
 Stockholders' equity                        $  146,042   $  139,293
 Shares outstanding, basic - wtd                 17,179       17,415
 Shares outstanding, diluted - wtd               17,561       17,801

 (a) These amounts and ratios are calculated using net operating income (net of tax) which excludes certain non-recurring items.
     Since these items and their impact on First Security's
     performance are difficult to predict, management believes
     presentation of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First
     Security's core business. Refer to the following non-GAAP
     reconciliation table for a detail of the non-recurring items.

 (b) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding non-recurring items (see footnote (a) and non-GAAP reconciliation table) and certain non-cash items, such as amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

                              Non-GAAP Reconciliation Table

                             (in thousands, except per share data)

                            2nd      1st      4th      3rd      2nd
                          Quarter  Quarter  Quarter  Quarter  Quarter
                            2007     2007     2006     2006     2006
                          -------  -------  -------  -------  -------

 Return on average assets    1.01%    1.00%    1.04%    1.06%    1.06%
 Effect of intangible
  assets                     0.03%    0.02%    0.03%    0.03%    0.03%
                          -------  -------  -------  -------  -------
 Return on average
  tangible assets            1.04%    1.02%    1.07%    1.09%    1.09%
                          =======  =======  =======  =======  =======

 Return of average equity    7.89%    7.78%    8.15%    8.31%    8.09%
 Effect of intangible
  assets                     2.12%    2.12%    2.29%    2.43%    2.40%
                          -------  -------  -------  -------  -------
 Return on average
  tangible equity           10.01%    9.90%   10.44%   10.74%   10.49%
                          =======  =======  =======  =======  =======

 Return on average assets    1.01%    1.00%    1.04%    1.06%    1.06%
 Effect of non-recurring
  items                        --       --     0.02%      --       --
                          -------  -------  -------  -------  -------
 Operating return on
  average assets             1.01%    1.00%    1.06%    1.06%    1.06%
 Effect of average
  intangible assets          0.03%    0.02%    0.03%    0.03%    0.03%
                          -------  -------  -------  -------  -------
 Operating return on
  average tangible assets    1.04%    1.02%    1.09%    1.09%    1.09%
                          =======  =======  =======  =======  =======

 Return on average equity    7.89%    7.78%    8.15%    8.31%    8.09%
 Effect of non-recurring
  items                        --       --     0.12%      --       --
                          -------  -------  -------  -------  -------
 Operating return on
  average equity             7.89%    7.78%    8.27%    8.31%    8.09%
 Effect on average
  intangible assets          2.12%    2.12%    2.33%    2.43%    2.40%
                          -------  -------  -------  -------  -------
 Operating return on
  average tangible equity   10.01%    9.90%   10.60%   10.74%   10.49%
                          =======  =======  =======  =======  =======

 Total equity to total
  assets                    12.51%   12.76%   12.82%   12.75%   12.65%
 Effect of intangible
  assets                    -2.39%   -2.43%   -2.49%   -2.56%   -2.62%
                          -------  -------  -------  -------  -------
 Tangible equity to
  tangible assets           10.12%   10.33%   10.33%   10.19%   10.03%
                          =======  =======  =======  =======  =======

 Efficiency ratio           68.59%   68.90%   67.47%   67.18%   67.92%
 Effect of non-recurring
  items                        --       --    -0.44%      --       --
 Effect of non-cash items   -2.61%   -1.70%   -3.44%   -2.29%   -2.23%
 Effect of net interest
  income, tax equivalent
  adjustment                -1.03%   -1.11%   -1.13%   -1.05%   -1.24%
                          -------  -------  -------  -------  -------
 Core efficiency ratio      64.95%   66.09%   62.46%   63.84%   64.45%
                          =======  =======  =======  =======  =======

 Non-interest income      $ 2,654  $ 2,937  $ 2,739  $ 2,776  $ 2,666
                          -------  -------  -------  -------  -------
 Non-interest operating
  income                  $ 2,654  $ 2,937  $ 2,739  $ 2,776  $ 2,666
                          =======  =======  =======  =======  =======

 Non-interest expense     $10,213  $10,198  $ 9,871  $10,031  $10,076
 Corporate headquarters
  relocation costs             --       --      (64)      --       --
                          -------  -------  -------  -------  -------
 Non-interest operating
  expense                 $10,213  $10,198  $ 9,807  $10,031  $10,076
                          =======  =======  =======  =======  =======

 Net income               $ 2,888  $ 2,835  $ 2,916  $ 2,906  $ 2,816
 Non-recurring expenses,
  net of tax                   --       --       44       --       --
                          -------  -------  -------  -------  -------
 Net operating income,
  net of tax              $ 2,888  $ 2,835  $ 2,960  $ 2,906  $ 2,816
                          =======  =======  =======  =======  =======

 Per Share Data
 Book value               $  8.28  $  8.28  $  8.15  $  7.98  $  7.85
 Effect of intangible
  assets                    (1.76)   (1.76)   (1.76)   (1.78)   (1.81)
                          -------  -------  -------  -------  -------
 Tangible book value      $  6.52  $  6.52  $  6.39  $  6.20  $  6.04
                          =======  =======  =======  =======  =======

 Net income, basic        $  0.17  $  0.16  $  0.17  $  0.17  $  0.16
 Effect of extraordinary
  and non-recurring items,
  net of tax                   --       --       --       --       --
                          -------  -------  -------  -------  -------
 Net operating income,
  basic                   $  0.17  $  0.16  $  0.17  $  0.17  $  0.16
                          =======  =======  =======  =======  =======

 Net income, diluted      $  0.17  $  0.16  $  0.17  $  0.16  $  0.16
 Effect of extraordinary
  and non-recurring items,
  net of tax                   --       --       --       --       --
                          -------  -------  -------  -------  -------
 Net operating income,
  diluted                 $  0.17  $  0.16  $  0.17  $  0.16  $  0.16
                          =======  =======  =======  =======  =======

 Supplemental Data                        (in thousands)
                          -------------------------------------------
 Allowance for loan
  losses                  $10,363  $10,154  $ 9,970  $ 9,862  $10,205
 Net interest income,
  tax equivalent          $12,474  $12,107  $12,152  $12,398  $12,453
 Amortization of
  intangibles             $   254  $   265  $   256  $   323  $   326
 (Gain) Loss on sales of
   available-for-sale
   securities and
   corporate stock, net   $    --  $    --  $    (7) $    --  $    --
 Loss (Gain) on trading
  assets, net             $   168  $  (139) $    --  $    --  $    --
 Gain on foreclosed and
  repossessed property,
  leased equipment, and
  premises and equipment  $   (68) $  (188) $  (178) $  (219) $  (121)
 Losses on foreclosed and
  repossessed property
  and premises and
  equipment               $     8  $     7  $   301  $    63  $    39
 Write-downs on foreclosed
  and repossessed
  property                $    60  $   199  $    64  $    98  $    45
 Mortgage loan and
  related fees            $   387  $   458  $   375  $   405  $   408

                                                  (in thousands, except
                                                     per share data)
                                                    -----------------
                                                       Year-to-Date
                                                    June 30,  June 30,
                                                      2007      2006
                                                    -------   -------
 Return on average assets                              1.00%     1.00%
 Effect of intangible assets                           0.03%     0.03%
                                                    -------   -------
 Return on average tangible assets                     1.03%     1.03%
                                                    =======   =======

 Return of average equity                              7.84%     7.60%
 Effect of intangible assets                           2.12%     2.25%
                                                    -------   -------
 Return on average tangible equity                     9.96%     9.85%
                                                    =======   =======

 Return on average assets                              1.00%     1.00%
 Effect of non-recurring items                           --        --
                                                    -------   -------
 Operating return on average assets                    1.00%     1.00%
 Effect of average intangible assets                   0.03%     0.03%
                                                    -------   -------
 Operating return on average tangible assets           1.03%     1.03%
                                                    =======   =======

 Return on average equity                              7.84%     7.60%
 Effect of non-recurring items                           --        --
                                                    -------   -------
 Operating return on average equity                    7.84%     7.60%
 Effect on average intangible assets                   2.12%     2.25%
                                                    -------   -------
 Operating return on average tangible equity           9.96%     9.85%
                                                    =======   =======

 Total equity to total assets                         12.51%    12.65%
 Effect of intangible assets                          -2.39%    -2.62%
                                                    -------   -------
 Tangible equity to tangible assets                   10.12%    10.03%
                                                    =======   =======

 Efficiency ratio                                     68.74%    69.28%
 Effect of non-recurring items                           --        --
 Effect of non-cash items                             -2.16%    -2.81%
 Effect of net interest income, tax equivalent
  adjustment                                          -1.07%    -1.22%
                                                    -------   -------
 Core efficiency ratio                                65.51%    65.25%
                                                    =======   =======

 Non-interest income                                $ 5,591   $ 5,102
                                                    -------   -------
 Non-interest operating income                      $ 5,591   $ 5,102
                                                    =======   =======

 Non-interest expense                               $20,411   $20,115
 Corporate headquarters relocation costs                 --        --
                                                    -------   -------
 Non-interest operating expense                     $20,411   $20,115
                                                    =======   =======

 Net income                                         $ 5,723   $ 5,290
 Non-recurring expenses, net of tax                      --        --
                                                    -------   -------
 Net operating income, net of tax                   $ 5,723   $ 5,290
                                                    =======   =======

 Per Share Data

 Book value                                         $  8.28   $  7.85
 Effect of intangible assets                          (1.76)    (1.81)
                                                    -------   -------
 Tangible book value                                $  6.52   $  6.04
                                                    =======   =======

 Net income, basic                                  $  0.33   $  0.30
 Effect of extraordinary and non-recurring items,
  net of tax                                             --        --
                                                    -------   -------
 Net operating income, basic                        $  0.33   $  0.30
                                                    =======   =======

 Net income, diluted                                $  0.33   $  0.30
 Effect of extraordinary and non-recurring items,
  net of tax                                             --        --
                                                    -------   -------
 Net operating income, diluted                      $  0.33   $  0.30
                                                    =======   =======

 Supplemental Data                                    (in thousands)
                                                    -----------------
 Allowance for loan losses                          $10,363   $10,205
 Net interest income, tax equivalent                $24,582   $24,474
 Amortization of intangibles                        $   519   $   667
 (Gain) Loss on sales of available-for-sale
  securities and corporate stock, net               $    --   $    --
 Loss (Gain) on trading assets, net                 $    29   $    --
 Gain on foreclosed and repossessed property,
  leased equipment, and premises and equipment      $  (256)  $  (221)
 Losses on foreclosed and repossessed property and
  premises and equipment                            $    15   $    50
 Write-downs on foreclosed and repossessed property $   259   $   245
 Mortgage loan and related fees                     $   845   $   666

CONTACT:  First Security Group, Inc.
          Rodger B. Holley, Chairman and CEO
            (423) 308-2080
            rholley@FSGBank.com
          William L. (Chip) Lusk, Jr., EVP and CFO
            (423) 308-2070
            clusk@FSGBank.com